Exhibit 99.1

Unicorn Media, Inc. and Subsidiaries

Consolidated Financial Report

12.31.2013

Contents

Independent Auditor’s Report	1 and 2

Consolidated Financial Statements

Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	5
Consolidated Statements of Cash Flows	6 and 7
Notes to the Consolidated Financial Statements	8 – 22

Independent Auditor’s Report

To the Board of Directors

Unicorn Media, Inc. and Subsidiaries

Tempe, Arizona

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Unicorn Media, Inc. and Subsidiaries (the Company) which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unicorn Media, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

1

Emphasis of Matter

As further discussed in Note 10 to the consolidated financial statements, the Company entered into an Asset Purchase Agreement and Plan of Reorganization dated January 6, 2014, which provided for the sale of substantially all Company assets.  The transaction closed January 31, 2014.

Phoenix, Arizona

March 11, 2014

2

Unicorn Media, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012

ASSETS

CURRENT ASSETS
Cash	$226,377	$695,041
Accounts receivable, net of allowance of $45,513 and $57,875 at December 31, 2013 and 2012, respectively	1,037,437	709,806
Prepaid expenses and other	32,164	38,620
Employee advances	-	13,742
Total current assets	1,295,978	1,457,209

Property and equipment, net	2,726,151	1,556,610
Intangible assets, net	817,684	579,823
Deposits	155,127	28,899
Total assets	$4,994,940	$3,622,541

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Line of credit, related party	$431,052	$448,954
Accounts payable	1,666,251	423,289
Accrued expenses	1,155,474	1,057,016
Current portion of deferred rent liability	-	9,269
Notes payable, related party	550,000	500,000
Note payable	300,000	-
Convertible subordinated debt	-	3,627,479
Current portion of capital lease obligations	1,192,204	470,430
Current portion of deferred revenue	6,317	232,192
Total current liabilities	5,301,298	6,768,629

Capital lease obligations, less current portion	1,398,187	925,461
Deferred rent liability, less current portion	72,806	69,541
Deferred revenue, less current portion	1,875	23,695
Total liabilities	6,774,166	7,787,326

Commitments and contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT)
Series A Convertible Preferred Stock, $0.0001 par value; 2013 and 2012 19,311,018 shares authorized, issued and outstanding	1,931	1,931
Series A-1 Convertible Preferred Stock, $0.0001 par value; 2013 and 2012 39,689,525 shares authorized, issued and outstanding	3,969	3,969
Series A-2 Convertible Preferred Stock, $0.0001 par value; 2013 38,150,714 shares authorized, issued and outstanding	3,815	-
Common stock, $0.0001 par value; 155,000,000 shares authorized; 2013 and 2012 32,484,637 and 31,115,316 issued; 2013 and 2012 27,709,570 and 26,340,249 outstanding	3,249	3,112
Treasury stock	(95,501)	(95,501)
Additional paid-in-capital	26,831,821	16,878,897
Stockholder notes receivable and interest receivable	(263,264)	(275,615)
Accumulated deficit	(28,265,246)	(20,681,578)
Total stockholders' equity (deficit)	(1,779,226)	(4,164,785)
Total liabilities and stockholders' equity (deficit)	$4,994,940	$3,622,541

See Notes to Consolidated Financial Statements.

3

Unicorn Media, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2013 and 2012

	2013	2012

Revenue:
UnicornONCE™ revenue	$3,780,756	$1,984,156
Encoding, storage and other revenue	1,936,095	1,432,541
Total revenue	5,716,851	3,416,697

Cost of revenue:
Cost of UnicornONCE™ revenue	683,668	693,973
Cost of encoding, storage and other revenue	1,579,118	1,104,049
Total cost of revenue	2,262,786	1,798,022

Gross profit	3,454,065	1,618,675

Operating expenses:
Technology and development	2,841,965	1,455,567
Sales and marketing	3,781,525	2,122,659
General and administrative	3,987,235	1,648,047
Loss on disposition of assets	3,549	-
Total operating expenses	10,614,274	5,226,273

Loss from operations	(7,160,209)	(3,607,598)

Other (expense) income:
Interest expense	(423,363)	(211,041)
Other income (expense)	1,554	(515)
Total other expense	(421,809)	(211,556)

Loss before income taxes	(7,582,018)	(3,819,154)

Income tax expense (benefit)	1,650	(125,714)

Net loss	$(7,583,668)	$(3,693,440)

See Notes to Consolidated Financial Statements.

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Unicorn Media, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

Years Ended December 31, 2013 and 2012

							Stockholder
							Notes		Total
	Stock Issued					Additional	Receivable		Stockholders'
	Par Value	Par Value	Par Value	Par Value	Treasury	Paid-In	and Interest	Accumulated	Equity
	Preferred Series A	Preferred Series A-1	Preferred Series A-2	Common	Stock	Capital	Receivable	Deficit	(Deficit)

Ending Balance December 31, 2011	$1,931	$3,969	$-	$2,822	$(50,001)	$16,722,810	$(314,245)	$(16,988,138)	$(620,852)

Issuance of 1,600,000 shares of common stock in exchange for services	-	-	-	160	-	57,440	-	-	57,600
Exercise of stock options	-	-	-	70	-	13,844	(10,000)	-	3,914
Exercise of warrants	-	-	-	60	-	11,851	-	-	11,911
Cancellation of 2,275,000 shares of common stock and forgiveness of note	-	-	-	-	(45,500)	-	45,500	-	-
Payments on stockholder notes receivable	-	-	-	-	-	-	10,250	-	10,250
Interest on stockholder notes receivable	-	-	-	-	-	7,120	(7,120)	-	-
Stock-based compensation	-	-	-	-	-	37,638	-	-	37,638
Issuance of warrants	-	-	-	-	-	28,194	-	-	28,194
Net loss	-	-	-	-	-	-	-	(3,693,440)	(3,693,440)

Ending Balance December 31, 2012	1,931	3,969	-	3,112	(95,501)	16,878,897	(275,615)	(20,681,578)	(4,164,785)

Exercise of stock options	-	-	-	137	-	28,494	-	-	28,631
Conversion of notes payable	-	-	3,815	-	-	9,533,863	-	-	9,537,678
Stock-based compensation	-	-	-	-	-	275,799	-	-	275,799
Issuance of warrants	-	-	-	-	-	127,119	-	-	127,119
Interest adjustment on stockholder notes receivable	-	-	-	-	-	(12,351)	12,351	-	-
Net loss	-	-	-	-	-	-	-	(7,583,668)	(7,583,668)

Ending Balance December 31, 2013	$1,931	$3,969	$3,815	$3,249	$(95,501)	$26,831,821	$(263,264)	$(28,265,246)	$(1,779,226)

See Notes to Consolidated Financial Statements.

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Unicorn Media, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,583,668)	$(3,693,440)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	956,459	253,283
Write-off of intangible assets	-	39,943
Stock-based compensation	275,799	37,638
Non-cash interest on convertible subordinated debt	205,860	147,000
Issuance of common stock in exchange for services	-	57,600
Compensation expense for warrants	127,119	28,194
Provision for reserves on accounts receivable	99,600	87,737
Loss on disposition of assets	3,549	-
Changes in assets and liabilities:
Accounts receivable	(427,231)	(510,534)
Prepaid expenses	6,456	(9,308)
Employee advances	13,742	(6,049)
Deposits	(126,228)	(1,775)
Accounts payable	1,242,962	(222,331)
Accrued expenses	245,583	137,625
Deferred rent	(6,004)	(2,950)
Deferred revenue	(247,695)	140,223
Net cash used in operating activities	(5,213,697)	(3,517,144)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(122,049)	(66,532)
Proceeds from disposition of assets	650	-
Purchases of intangible assets	(271,391)	(194,458)
Net cash used in investing activities	(392,790)	(260,990)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	28,631	3,914
Proceeds from exercise of warrants	-	11,911
Payments on stockholder notes receivable	-	10,250
Proceeds from issuance of convertible subordinated debt	5,557,214	3,252,479
Net (payments) borrowings on line of credit, related party	(17,902)	30,313
Borrowings under note payable, related party	550,000	1,125,000
Payments on note payable, related party	(500,000)	(75,000)
Borrowings under note payable	300,000	-
Payments on capital lease obligations	(780,120)	(23,698)
Net cash provided by financing activities	5,137,823	4,335,169
Net (decrease) increase in cash	(468,664)	557,035

Cash at beginning of period	695,041	138,006
Cash at end of period	$226,377	$695,041

See Notes to Consolidated Financial Statements.

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Unicorn Media, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2013 and 2012

	2013	2012
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of applied refunds of $0 2013 and ($127,359) 2012	$1,650	$(125,714)
Cash paid for interest	$602,370	$33,701

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Capital lease obligations for property acquired	$1,974,620	$1,419,589
Cancellation of common stock and forgiveness of note	$-	$45,500
Interest on stockholder notes receivable	$(12,351)	$7,120
Exercise of stock options for note	$-	$10,000
Transfers to line of credit, related party	$(20,218)	$225,000
Transfers from note payable, related party	$-	$600,000
Transfers to convertible subordinated debt	$-	$375,000
Conversion of notes payable to preferred Series A-2	$9,537,678	$-

See Notes to Consolidated Financial Statements.

7

Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.	Business Description

Unicorn Media, Inc. (“Unicorn”) is a provider of Internet video solutions that enable companies to maximize internet protocol video profitability. Unicorn’s patented technology, UnicornOnce™, allows customers to ingest video content one time and deliver it to every internet-connected device via a single uniform resource locater (“URL”).

Unicorn is headquartered in Tempe, Arizona and was incorporated in the state of Delaware on August 24, 2007. At December 31, 2013, Unicorn had two wholly-owned subsidiaries: Unicorn Media of Arizona, Inc., Tempe, Arizona and U Media Limited, London, England. Unicorn’s revenues are generated primarily in the states of Arizona, California, Georgia, New York, and Virginia.

Note 2.	Summary of Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include the accounts of Unicorn Media, Inc. and its wholly owned subsidiaries (the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the consolidated financial statements.

The Company believes that a significant accounting policy is one that is both important to the portrayal of the Company’s financial condition and results, and requires management’s most difficult, subjective, or complex judgments, often as the result of the need to make estimates about the effect of matters that are inherently uncertain.

Use of estimates and uncertainties: The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates relied upon in preparing these consolidated financial statements include amortization periods, allowance for doubtful accounts, the determination of the fair value of stock awards issued, stock-based compensation expense, and the recoverability of the Company’s net deferred tax assets and related valuation allowance.

Although the Company regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from management’s estimates if these results differ from historical experience, or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made.

The Company is subject to a number of risks and uncertainties common to companies in similar industries and stages of development including, but not limited to, rapid technological changes, competition from substitute products and services from larger companies, customer concentration, protection of proprietary rights, patent litigation, and dependence on key individuals.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Subsequent events considerations: The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to provide additional evidence for certain estimates or to identify matters that require additional disclosure. The Company has evaluated subsequent events through March 11, 2014, which is the date the Company’s consolidated financial statements were available to be issued, and are disclosed in Note 10.

Revenue recognition: The Company primarily derives income from the sale of its online video technology platform, a cloud-based, software as a service (SAAS), which provides customers with technology that enables them to deliver live or video-on-demand (VOD) content to every internet-connected device, and dynamically insert ads anywhere in the stream.  Revenue is derived from three primary sources: (1) video content delivery technology and related support; (2) transcoding and storage services; and (3) professional services.

The Company recognizes revenues when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the collection of fees is probable; and (4) the amount of fees to be paid by the customer is fixed or determinable.

Contracts for customers generally have a term of one year and are non-cancellable. These contracts generally provide the customer with a minimum monthly level of usage, and provide the rate at which the customer must pay for actual usage above the monthly allowable usage. For these services, the Company recognizes the monthly fee during each applicable month.  Should a customer’s usage of the Company’s services exceed the monthly minimum level, revenue is recognized for such excess in the period of the usage.  Further, contracts entered into generally provide multiple-element service arrangements that may include various revenues such as streaming platform fees, transcoding fees, content delivery network fees, and, in certain cases, other professional services. The Company has determined that each element has value to the customer on a stand-alone basis, and therefore accounts for each element separately.

Revenue recognition commences upon the later of when the application is placed in a production environment, or when all revenue recognition criteria have been met.

Professional services and other revenue sold on a stand-alone basis are recognized as the services are performed, subject to any refund or other obligation.

Deferred revenue includes amounts billed to customers for which revenue has not been recognized, and primarily consists of deferred initiation and professional service fees. Such fees are recognized as revenue ratably over the estimated customer relationship of two years.

Cost of revenue: Cost of revenue primarily consists of costs related to supporting the Company’s product offerings. These costs include salaries and benefits related to the customer support team, as well as third-party service provider costs such as data center and networking expenses and depreciation expense.

Allowance for doubtful accounts: The Company offsets gross trade accounts receivable with an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable and is based upon historical loss patterns, the number of days that billings are past due, and an evaluation of the potential risk of loss associated with specific accounts. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Recoveries of previously written off balances are recorded when received. Provisions for allowances for doubtful accounts and subsequent recoveries are recorded in general and administrative expense. No interest is charged on past due accounts.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Off-balance-sheet risk and concentration of credit risk: Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company maintains its cash principally with accredited financial institutions of high credit standing. Although the Company deposits its cash with multiple financial institutions, its deposits, at times, may exceed federally insured limits. The Company has not incurred losses related to its cash concentration.

The Company routinely assesses the creditworthiness of its customers. The Company generally has not experienced any material losses related to receivables from individual customers, or groups of customers. The Company does not require collateral. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be probable in the Company’s accounts receivable.

For the years ended December 31, 2013 and 2012, the following customers individually accounted for more than 10% of total revenue and had the following balances in accounts receivable:

	2013		2012
		Accounts		Accounts
	Percent of	Receivable	Percent of	Receivable
Customer	Revenue	Balance	Revenue	Balance

Customer 1	12.5%	$76,521	10.6%	$69,865
Customer 2	11.5%	$-	16.2%	$123,349
Customer 3	10.7%	$92,667	*	*

* Sales to this customer were not significant for the year ended December 31, 2012.

Concentration of other risks: The Company is dependent on certain content delivery network providers who provide digital media delivery functionality enabling the Company’s service to function as intended for the Company’s customers and ultimate end-users. The disruption of these services could have a material adverse effect on the Company’s business, financial position, and results of operations.

Property and equipment: Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of, and the related accumulated depreciation, are removed from the accounts, and any resulting gain or loss is included in the determination of net income or loss in the period of retirement.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Property and equipment consists of the following as of December 31, 2013 and 2012:

	Estimated
	Useful Life
	(in Years)	2013	2012

Computer equipment	3	$4,271,647	$2,288,086
Furniture and fixtures	5	105,830	122,667
Software	3	55,801	44,914
	Shorter of useful
	life or lease
Tenant improvements	term	12,845	12,845
		4,446,123	2,468,512
Less accumulated depreciation		(1,719,972)	(911,902)
Property and equipment, net		$2,726,151	$1,556,610

At December 31, 2013 and 2012, computer equipment included equipment under capital leases with an initial value of approximately $3,394,000 and $1,420,000, respectively, less accumulated depreciation of approximately $854,000 and $60,000, respectively.

Depreciation expense for the years ended December 31, 2013 and 2012 was approximately $923,000 and $244,000, respectively.

Expenditures for maintenance and repairs are charged to expense as incurred, whereas major improvements are capitalized as additions to property and equipment.

Deferred rent: Deferred rent is provided for differences in the timing of recognition of rent expense and rental payments over the respective lease terms. Certain leases require escalating rent payments over the lease term. The total rent payments are divided by the total number of months to compute an amount, which is charged to the expense on a straight-line basis over the lease term. The deferred rent asset and liability is recorded on the accompanying consolidated balance sheets and occurs when the monthly straight-line expense differs from the monthly rent paid.

Long-lived assets: The Company reviews long-lived assets and certain identifiable intangible assets subject to amortization for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During this review, the Company reevaluates the significant assumptions used in determining the original cost and estimated lives of long-lived assets. Although the assumptions may vary from asset to asset, they generally include operating results, changes in the use of the asset, cash flows, and other indicators of value. Management then determines whether the remaining useful life continues to be appropriate, or whether there has been an impairment of long-lived assets based primarily upon whether expected future undiscounted cash flows are sufficient to support the assets’ recovery. If impairment exists, the Company adjusts the carrying value of the asset to fair value, generally determined by a discounted cash flow analysis.

For the years ended December 31, 2013 and 2012, the Company has not identified any impairment of its long-lived assets.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Intangible assets: Intangible assets that have finite lives consist of patents and trademarks and are amortized on a straight-line basis over their useful lives of 12 and 5 years, respectively.

Income taxes: The Company accounts for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized based on temporary differences between the financial reporting and income tax basis of assets and liabilities using statutory rates. In addition, this method requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2013 and 2012, valuation allowances of approximately $10.0 million and $7.3 million, were recorded, respectively.

The Company accounts for uncertain tax positions recognized in the consolidated financial statements by prescribing a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Interest and penalties, if applicable, related to uncertain tax positions would be recognized as components of income tax expense. The Company has no recorded liabilities for uncertain tax positions as of December 31, 2013 and 2012.

Stock-based compensation: At December 31, 2013, the Company had one stock-based compensation plan, the Unicorn Media, Inc. 2007 Long-Term Incentive Plan.

For stock options issued under the Company’s stock-based compensation plan, the fair value of each option grant is estimated on the date of grant, and an estimated forfeiture rate is used when calculating stock-based compensation expense for the period. For restricted stock awards issued under the Company’s stock-based compensation plans, the fair value of each grant is calculated based on the Company’s stock price on the date of grant. For service-based options, the Company recognizes compensation expense on a modified straight-line basis over the requisite service period of the award. For performance-based options, the Company recognizes compensation expense if and when the Company concludes that it is probable that the performance conditions will be achieved.

Given the absence of an active market for the Company’s common stock the Board of Directors (the Board), the members of which the Company believes have extensive business, finance, and venture capital experience, were required to estimate the fair value of the Company’s common stock at the time of each option grant. The Board considered numerous objective and subjective factors in determining the value of the Company’s common stock at each option grant date, including the following factors: (1) prices for the Company’s stock sold to outside investors in arm’s-length transactions, and the rights, preferences, and privileges of the Company’s preferred stock and common stock; (2) valuations performed by an independent valuation specialist; (3) the Company’s stage of development and revenue growth; (4) the fact that the option grants involved illiquid securities in a private company; and (5) the likelihood of achieving a liquidity event for the shares of common stock underlying the options, such as an initial public offering or sale of the Company, given prevailing market conditions. The Company believes this to have been a reasonable methodology based upon the Company’s internal peer company analyses, and based on several arm’s-length transactions involving the Company’s stock, supportive of the results produced by this valuation methodology. Determination of fair value involved assumptions, judgments and estimates. If different assumptions were made, stock-based compensation expense could have been significantly different.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Warrants: Warrants issued to nonemployees are accounted for based on the estimated fair value of the warrant in accordance with Accounting Standards Codification 505-10 (ASC). The Black-Scholes option pricing method was used to value the warrants. See Note 8.

Advertising costs: Advertising costs are charged to operations as incurred. The Company incurred advertising costs of approximately $383,000 and $104,000 for the years ended December 31, 2013 and 2012, respectively.

Note 3.	Intangible Assets

Intangible assets consist of the following as of December 31, 2013 and 2012:

	2013
	Estimated	Gross		Net
	Useful Life	Carrying	Accumulated	Carrying
	(in Years)	Value	Amortization	Value

Patents	12	$830,574	$(37,785)	$792,789
Trademarks	5	30,134	(5,239)	24,895
		$860,708	$(43,024)	$817,684

	2012
	Estimated	Gross		Net
	Useful Life	Carrying	Accumulated	Carrying
	(in Years)	Value	Amortization	Value

Patents	12	$573,288	$(7,775)	$565,513
Trademarks	5	16,029	(1,719)	14,310
		$589,317	$(9,494)	$579,823

Amortization expense related to intangible assets for the years ended December 31, 2013 and 2012 were approximately $34,000 and $9,000, respectively. As of December 31, 2013 and 2012, approximately $424,000 and $314,000, respectively, of patents were pending and as such, have not incurred amortization.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 3.	Intangible Assets (Continued)

The estimated remaining amortization expense of granted patents and trademarks for each of the five succeeding years and thereafter is as follows:

Year Ending December 31,

2014	$39,000
2015	39,000
2016	38,000
2017	37,000
2018	35,000
Thereafter	206,000
$394,000

Note 4.	Accrued Expenses

Accrued expenses consist of the following as of December 31, 2013 and 2012:

	2013	2012

Accrued payroll and related benefits	$803,420	$675,686
Accrued interest	68,388	179,007
Accrued sales and other taxes	212,382	68,542
Accrued content delivery	39,819	83,071
Accrued other liabilities	31,465	50,710
	$1,155,474	$1,057,016

Note 5.	Line of Credit, Notes Payable, and Convertible Subordinated Debt

Line of credit, related party: The Company maintains an unsecured line of credit with an entity 99% owned by an officer and stockholder of the Company to be drawn upon up to a maximum amount of $500,000. The line of credit balance at December 31, 2013 and 2012 was $431,052 and $448,954, respectively, and there was approximately $36,000 and $3,000, respectively, of accrued interest outstanding. The note carries interest at 7% and was paid in full in conjunction with the transaction discussed in Note 10.

Note payable, related party: In December 2011, an officer and stockholder loaned the Company $50,000. In 2012 additional advances were made totaling $450,000, whereby the Company entered in to an unsecured demand promissory note for the amount of $500,000. This note was paid in full during 2013.

In December 2013, the same officer and stockholder loaned the Company an additional $550,000, whereby the Company entered in to a promissory note secured by the assets of the Company. This note carries 12% interest. At December 31, 2013, the amount outstanding on the note payable was $550,000 and there was approximately $32,000 of accrued interest outstanding. The note was paid in full in conjunction with the transaction discussed in Note 10.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 5.	Line of Credit, Notes Payable, and Convertible Subordinated Debt (Continued)

Note payable: In December 2013, the Company entered in to an unsecured promissory note with an unrelated party for $300,000. At December 31, 2013, the amount outstanding on the notes payable was $300,000 and there was approximately $50 of accrued interest outstanding. This note carries 6% interest and was paid in full in conjunction with the transaction discussed in Note 10.

Convertible subordinated debt: In April 2012, the Company entered in to a convertible subordinated debt agreement whereby the Company offered a maximum aggregate of $7.0 million in principal amount of Notes (“Notes”). Interest on the Notes accrued at the rate of 8.0% per annum. The Company was not obligated to make interest or principal payments on the Notes until the maturity date or an Event of Default, at which time all principal and accrued interest was payable. An “Event of Default” was defined as the bankruptcy (whether voluntary or involuntary) or insolvency of the Company, or a default of senior indebtedness of the Company. The Company had no option to prepay the Notes in whole or in part.

The Company issued $3,627,479 of Notes in 2012 and issued $5,557,214 of Notes in 2013. In May 2013, the Company offered holders of the convertible subordinated promissory notes to voluntarily convert the outstanding principal and accrued interest under the Notes into shares of a new Company Series A-2 Convertible Preferred Stock at a conversion price of $0.25, the price that would have been in effect on the maturity date of the Notes. On the conversion date, the Company issued 38,150,714 shares of Series A-2 Convertible Preferred Stock and retired $9,184,693 of convertible debt and $352,985 of accrued interest. The newly authorized Series A-2 Convertible Preferred Stock is identical to the Series A-1 Convertible Preferred Stock, except for its liquidation preference of $0.25 per share.

At December 31, 2013 and 2012 the amount outstanding on the convertible subordinated debt was $0 and $3,627,479, respectively, and there was $0 and approximately $147,000 of accrued interest outstanding, respectively.

Note 6.	Commitments and Contingencies and Related Party Transactions

Operating lease commitments: The Company leases its facilities under non-cancelable operating leases. These operating leases require monthly payments ranging from approximately $1,400 to $32,000 and expire at various dates ranging from July 2014 through December 2016. Future minimum rental commitments under operating leases at December 31, 2013 are approximately as follows:

Year Ending December 31,

2014	$662,000
2015	671,000
2016	653,000
$1,986,000

Certain of the Company’s operating leases include escalating payment amounts. The Company is recognizing the related rent expense on a straight-line basis over the term of the lease. As of December 31, 2013 the Company had a deferred rent current asset of approximately $500 recorded in prepaid expenses and other on the consolidated balance sheet and a long-term deferred rent liability of approximately $73,000. As of December 31, 2012 the Company had deferred rent of approximately $9,000 classified as a current liability and approximately $70,000 classified as a long-term liability in the accompanying consolidated balance sheet. Rent expense for the years ended December 31, 2013 and 2012 were approximately $359,000 and $233,000, respectively.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 6.	Commitments and Contingencies and Related Party Transactions (Continued)

Capital lease obligations: The Company leases computer equipment under capital leases. These obligations carry interest rates of 3% - 8% per annum, are due in varying monthly installments ranging from approximately $1,400 to $47,000, and expire at various dates through August 2016.

At December 31, 2013, future lease payments required under capital leases are as follows:

Year Ending December 31,

2014	$1,330,981
2015	1,232,284
2016	224,013
2,787,278
Less amount representing interest	(196,887)
Present value of net minimum lease payments	2,590,391
Less current portion	(1,192,204)
$1,398,187

Litigation: The Company, from time to time, is party to litigation arising in the ordinary course of its business. Although the results of litigation cannot be predicted with certainty, management does not believe that the outcome of these claims will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company based on the status of proceedings at this time.

Related party transactions: MaxZach LLC is an LLC of which the Company’s Chief Executive Officer (CEO) owns 99%. MaxZach owns the property located at 401 S. Mill Avenue, Tempe, AZ and the Company rented approximately 4,000 square feet of commercial office space and pays approximately $6,600 per month for rent. The Company paid MaxZach approximately $79,000 during 2013 and 2012 each. There are no other costs associated with this lease. The lease expired in December 2013.

Frequency is a customer of the Company, and the Company’s CEO is an investor in Frequency. In addition, an advisor to the Company is an officer of Frequency and is also an investor. The Company recognized revenue from the Frequency contract in the amount of approximately $53,000 and $6,000 in 2013 and 2012, respectively.

Nexeven is an investor in the Company and also acts as a reseller for the Company. Nexeven owns 5,333,333 shares of Series A-1 stock in the Company and has rights to acquire 1,333,333 shares of Unicorn common stock. The Company recognized revenue of approximately $233,000 and $49,000 from Nexeven in 2013 and 2012, respectively.

Accrued expenses at December 31, 2013 and 2012 include $645,000 of compensation to executives and/or stockholders. During 2012, 1,600,000 shares of common stock were issued to executives and/or stockholders in exchange for services performed. The Company recorded approximately $58,000 in compensation expense related to this issuance.

The Company believes that all related party transactions have been negotiated at arm’s length.

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Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 7.	Income Taxes

The expense (benefit) from provision for income taxes in the accompanying consolidated financial statements consists of the following:

	2013	2012
Current portion:
Federal	$-	$-
State	1,650	(125,714)
Total current	1,650	(125,714)

Deferred benefit:
Federal	-	-
State	-	-
Total deferred		-
Total expense (benefit) from income taxes	$1,650	(125,714)

The Company’s effective income tax rate differs from the federal statutory income tax rate for the year ended December 31, 2013, due primarily to an increase in the deferred tax valuation allowance as a result of current year losses, net of research and development credits.

The approximate income tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2013 and 2012:

	2013	2012
Deferred tax assets:
Loss carryforwards	$9,920,501	$6,973,218
Accrued liabilities	281,412	409,241
Allowance for doubtful accounts	16,789	21,396
Intangible assets	94,802	2,081
	10,313,504	7,405,936
Less valuation allowance	(9,991,005)	(7,349,691)
	322,499	56,245
Deferred tax liabilities:
Property and equipment	(322,499)	(56,245)
	$-	$-

17

Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 7.	Income Taxes (Continued)

As of December 31, 2013, the Company had federal and state net operating losses of approximately $27 million and $23 million, respectively, which are available to offset future taxable income, if any, through 2032. Net operating losses expire as follows:

	Federal	State

2014	$-	$3,500,000
2015	-	3,500,000
2016	-	4,000,000
2017	-	3,500,000
2018	-	8,500,000
Thereafter	27,000,000	-
	$27,000,000	$23,000,000

The Company accounts for uncertain tax positions under ASC 740, Income Taxes. At December 31, 2013 and 2012, the Company had no recorded liabilities for uncertain tax positions.

Interest and penalty charges, if any, related to uncertain tax positions would be classified as income tax expense in the accompanying consolidated statement of operations. At December 31, 2013 and 2012, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state jurisdictions. Since the Company is in a loss carryforward position, the Company is generally subject to examination by the U.S. federal, state and local income tax authorities for all tax years in which a loss carryforward is available.

Note 8.	Stock-Based Compensation

Under the Company’s 2007 Long-Term Incentive Plan (“2007 Plan”), the Company has granted to employees, directors, consultants, and service providers options to purchase shares of the Company’s common stock. The 2007 Plan provided for the issuance of incentive and non-qualified stock options, restricted stock, and other equity awards to the Company’s employees, officers, directors, consultants and advisors, up to an aggregate of 26,500,000 shares of the Company’s common stock. As of December 31, 2013, options to purchase shares of common stock remain outstanding at exercise prices ranging between $0.02 - $0.1135 per share.

Each option entitles the holder to purchase at any time, for a period specified in the option agreement, a number of shares of common stock specified in the option. Some options vest over time, some vest based on performance conditions, whereas others are fully vested upon grant. After the expiration of the period specified in each option agreement, option holders will have no further rights to exercise the options.

18

Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 8.	Stock-Based Compensation (Continued)

The fair value of each option grant issued under the Company’s stock-based compensation plans was estimated using the Black-Scholes option-pricing model that used certain management assumptions. The Company determined the volatility for options granted based on comparable public company data. The expected life of options is estimated at 7 years. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero. In addition, based on an analysis of the historical actual forfeitures, the Company applied an estimated forfeiture rate ranging from 13% - 20% in determining the expense recorded in the accompanying consolidated statements of operations.

The following is a summary of the status of the Company’s stock options as of December 31, 2013 and the stock option activity during the years ended December 31, 2013 and 2012:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
		Exercise	Term
	Shares	Price	(in Years)

Outstanding at December 31, 2011	7,629,473	$0.02
Granted	4,370,278	0.04
Exercised	(695,675)	0.02
Canceled	(158,178)	0.02
Outstanding at December 31, 2012	11,145,898	$0.02	8.87
Granted	13,702,800	0.06	6.16
Exercised	(1,369,323)	0.02	4.38
Canceled	(2,412,251)	0.02	6.30
Outstanding at December 31, 2013	21,067,124	$0.05	5.40

Exercisable at December 31, 2013	5,559,389	$0.05	4.80

Vested or expect to vest at December 31, 2013	19,009,992	$0.05	5.40

The following is a summary of the options available for grant at December 31, 2013:

Total shares approved for issuance under the 2007 Plan	26,500,000
Options granted	(28,286,843)
Options cancelled	3,355,801
Shares available for grant	1,568,958

19

Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 8.	Stock-Based Compensation (Continued)

The weighted-average fair value of options granted during the year ended December 31, 2013 was $0.06, per share. The weighted-average assumptions utilized to determine such values are presented in the following table as of the year ended December 31, 2013:

Risk-free interest rate	.51% - .79%
Expected volatility	65% - 90%
Expected life (in years)	7
Expected dividend yield	-

As of December 31, 2013, there was approximately $1,047,000 of total unrecognized stock-based compensation expense related to unvested employee stock options issued under the Company’s stock-based compensation plan that is expected to be recognized over a weighted-average period of 5.40 years. The total unrecognized stock-based compensation expense will be adjusted for future changes in estimated forfeitures.

The Company accounts for transactions in which services are received from non-employees in exchange for equity instruments based on the fair value of such services received, or of the equity instruments issued, whichever is more reliably measured. The Company determines the total stock-based compensation expense related to non-employee awards using the Black-Scholes option-pricing model.

For the years ended December 31, 2013 and 2012, total stock-based compensation expense was approximately $276,000 and $38,000, respectively.

In conjunction with the transaction discussed in Note 10, all outstanding options became fully vested in January 2014 and the option holders were paid out by the acquirer.

Warrants: The Company has granted warrants to investors (in conjunction with issuance of debt and equity) and Company advisors to purchase shares of the Company’s common stock. During 2013, 450,000 warrants were issued to non-employees in exchange for advisory services provided to the Company. As of December 31, 2013, warrants to purchase 9,428,781 shares of common stock remain outstanding at exercise prices ranging between $0.02 - $0.1135 per share. Each warrant entitles the holder to purchase at any time, for a period specified in the warrant, a number of shares of common stock specified in the warrant. After the expiration of the exercise period specified in each warrant, generally 10 years, warrant holders will have no further rights to exercise the warrants. The Company recorded approximately $127,000 and $28,000 of expense during 2013 and 2012, respectively, in connection with the warrants, which was estimated using the Black-Scholes pricing model with consistent management assumptions as described above.

No warrants were exercised during the year ended December 31, 2013. Warrants to purchase 751,174 shares of Company common stock expired during 2013. Upon expiration, the warrants were extended one year. Included in warrant expense is approximately $71,000 related to these warrants.

Until the holders exercise the warrants, warrant holders do not have any voting or other rights as stockholders of the Company.

20

Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 9.	Stockholders’ Equity

The following describes the equity structure of the Company:

Common stock: At December 31, 2013, there were 155,000,000 shares authorized, 32,484,637 shares issued, and 27,709,570 shares outstanding of common stock, with a par value of $0.0001 per share. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock will be entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock will be entitled to share ratably in all the assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The voting dividend and liquidation rights of the common stockholders are subject to and qualified by the rights of the preferred stockholders. The holders of common stock have no preemptive, subscription, redemption, or conversion rights.

Series A Convertible Preferred Stock: At December 31, 2013, there were 19,311,018 shares authorized, issued and outstanding of Series A Convertible Preferred Stock (“Series A Preferred”), with a par value of $0.0001 per share. The shares have an aggregate liquidation preference of approximately $10,105,000 ($0.5233 per share). The Series A Preferred shares are convertible into common shares at an initial conversion rate of 1:1. Holders of Series A Preferred Stock are entitled to one vote per share, on an as-if-converted to common stock basis. Holders of Series A Preferred Stock are also entitled to dividends, if and when declared, at a rate determined by the Board of Directors. The dividends are non-cumulative. Upon receipt of the liquidation preference, the Series A Preferred shareholders do not participate with the common shareholders in the distribution of any additional funds.

Series A-1 Convertible Preferred Stock: At December 31, 2013, there were 39,689,525 shares authorized, issued and outstanding of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred”), with a par value of $0.0001. The shares have an aggregate liquidation preference of approximately $5,953,000 ($0.15 per share). The Series A-1 Preferred shares are convertible into common shares at an initial conversion rate of 1:1. Holders of Series A-1 Preferred Stock are entitled to one vote per share, on an as-if-converted to common stock basis. Holders of Series A-1 Preferred Stock are also entitled to dividends, if and when declared, at a rate determined by the Board of Directors. The dividends are non-cumulative.  Upon receipt of the liquidation preference, the Series A-1 Preferred shareholders do not participate with the common shareholders in the distribution of any additional funds.

Series A-2 Convertible Preferred Stock: At December 31, 2013, there were 38,150,714 shares authorized and 38,150,714 shares issued and outstanding of Series A-2 Convertible Preferred Stock (“Series A-2 Preferred”), with a par value of $0.0001. The shares have an aggregate liquidation preference of approximately $9,538,000 ($0.25 per share). The Series A-2 Preferred shares are convertible into common shares at an initial conversion rate of 1:1. Holders of Series A-2 Preferred Stock are entitled to one vote per share, on an as-if-converted to common stock basis. Holders of Series A-2 Preferred Stock are also entitled to dividends, if and when declared, at a rate determined by the Board of Directors. The dividends are non-cumulative.  Upon receipt of the liquidation preference, the Series A-2 Preferred shareholders do not participate with the common shareholders in the distribution of any additional funds.

21

Unicorn Media, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 9.	Stockholders’ Equity (Continued)

Liquidation preference:

In the event of a Liquidation Event (as defined), before any distribution or payment is made to any common stock holders, the preferred stock holders are entitled to be paid an amount equal to (i) $0.5233 per share of Series A Convertible Preferred Stock; (ii) $0.15 per share of Series A-1 Convertible Preferred Stock; and (iii) $0.25 per share of Series A-2 Convertible Preferred Stock.  If upon such liquidation the amount to be distributed to the preferred stock holders is insufficient to permit full payment, then the assets available for payment or distribution shall be allocated amongst the holders of each class of preferred stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, and Series A-2 Convertible Preferred Stock are entitled. As further discussed in Note 10 below, a Liquidation Event occurred subsequent to December 31, 2013, at which time all liquidation preference amounts were paid in acquirer company stock.

Voting:

Each holder of preferred stock shall be entitled to vote with holders of all other classes and series of stock of the Company on all matters submitted to a vote of stockholders, and shall be entitled to the number of votes equal to the number of whole shares of common stock that such holder’s shares of preferred stock could then be converted at the record date of such vote.

Note 10.	Subsequent Events

The Company entered into an Asset Purchase Agreement and Plan of Reorganization (Agreement), dated January 6, 2014. Among other things, the Agreement provided substantially all Company assets to be sold for a purchase price of approximately $40,000,000. The transaction closed January 31, 2014.

The purchase price consisted of approximately $9,500,000 cash and 2,850,547 shares of common stock of the acquirer. The cash was utilized to cover (1) Company transaction expenses, (2) all vested non-qualified stock options and compensatory warrants to purchase common stock of the Company outstanding immediately prior to the closing, and (3) certain other liabilities of the Company.

Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the closing of the transaction further entitled holders of all Preferred A shares, Preferred A-1 shares, and Preferred A-2 shares the right to receive a liquidation preference totaling approximately $26,000,000 which was paid in the form of acquirer company common stock.

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